UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2015

Date of Report (Date of earliest event reported)

GOLDEN EDGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

629 Neals Lane Gallatin, Tennessee	37066
(Address of principal executive offices)	(Zip Code)

(770) 329-5298

Registrant’s telephone number, including area code

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Stock Purchase Agreement/Change in Control

In accordance with the disclosure below, there was a change in control and management of Golden Edge Entertainment Inc., a Delaware corporation (the "Company").

In accordance with the terms and provisions of that certain stock purchase agreement dated October 2, 2014 (the "Stock Purchase Agreement") by and between Daniel C. Master, Attorney at Law, representing certain shareholders holding an aggregate of 17,065,000 shares of restricted common stock, representing approximately 99.3% of the Company's total issued and outstanding share of common stock (collectively, the "Seller"), and Tony Khoury, an individual representing certain buyers (collectively, the "Purchaser"), the Purchaser purchased from the Seller all of the 17,065,000 shares of common stock effective February 19, 2015. Of the 17,065,000 shares, Mr. Khoury holds of record 16,065,000 shares based on the transfer of 1,000,000 shares to two unrelated parties.

Further, in accordance with the terms and provisions of that certain warrant purchase agreement dated October 2, 2014 (the "Warrant Purchase Agreement") by and between Daniel C. Masters, Attorney at Law, representing certain warrant holders holding an aggregate of 5,000,000 warrants (collectively, the "Warrant Seller"), and an unrelated third party representing certain buyers (collectively, the "Warrant Purchaser"), the Warrant Purchaser purchased from the Warrant Seller all of the 5,000,000 warrants.

Thus, on February 19, 2015, there was a change in our control.

In accordance thereof, the Board of Directors also accepted the resignations of our officers and directors as follows: (i) Edgel Groves as the Chief Executive Officer, President and a member of the Board of Directors effective February 19, 2015; and (ii) Daniel Masters as the Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors effective February 19, 2015. Simultaneously, the Board of Directors appointed Tony Khoury as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and sole member of the Board of Directors.

Tony Khoury Biography. During the past ten years, Mr. Khoury has been involved as an experienced professional in the industry of sales and leasing. From approximately 2006 to present, Mr. Khoury has been a director of sales and leasing at TRAMS Property Management in Montreal, Quebec, which is a multi-national vertically integrated real estate group offering third party real estate services in the United States. Mr. Khoury is responsible for a team of sales people creating new marketing ideas, negotiating sales of properties and implementing new ideas to help the company succeed. From approximately 2004 through 2006, Mr. Khoury was a business broker for Sunbelt Business Brokers in Toronto, Ontario, which is a large main street and lower middle market business intermediary firm. Mr. Khoury assisted in negotiations in mergers and acquisitions, assisted potential buyers to acquire businesses and analyzed financial records to help improve corporate growth. Mr. Khoury attended Vanier College in Montreal, Quebec.

As of the date of this Current Report, our operations will continue as providing professional services to the music recording industry.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 17,180,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership
Directors and Officers:
Tony Khoury 500 North Rainbow Blvd. Suite 300 Las Vegas, Nevada 89107	16,065,000	93.5%

All executive officers and directors as a group (1 person)	16,065,000	93.5%

Beneficial Shareholders Greater than 10%
None

*	Less than one percent.

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 17,180,000 shares issued and outstanding.

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SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN EDGE ENTERTAINMENT, INC.

Date: March 2, 2015	By:	/s/ Tony Khoury
	Name:	Tony Khoury
	Title:	President

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